UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 23, 2023, Robert G. Kramer Sr. notified the Board of Directors (the “Board”) of Emergent BioSolutions, Inc. (the “Company”) of his intent to retire from the Company on August 1, 2023 and to resign from his positions as President and Chief Executive Officer and as a director, effective June 24, 2023. Mr. Kramer will continue to serve in an advisory capacity to the Company until his retirement. Mr. Kramer’s resignation is not the result of any disagreement with the Company with respect to any matter relating to financial controls, financial statements or any other operations, policies or practices of the Company.
On June 24, 2023, the Board appointed Haywood Miller of Berkeley Research Group to serve as a non-employee interim Chief Executive Officer, effective immediately, until the Board’s search for a permanent Chief Executive Officer is completed.
Mr. Miller, age 63, has been an advisor to the Company since April of 2023. Mr. Miller has over 30 years of professional experience as executive, business owner, workout professional, private equity and debt investor, and securities and mergers and acquisitions lawyer and has been a managing director with Berkeley Research Group since 2016. He was previously a cofounder and executive vice president of Arguss Communications, Inc. (NYSE: ACX) through 2001, a telecommunication infrastructure business; a cofounder, executive vice president and general counsel for Argan, Inc. (Nasdaq: AGX), a manufacturer and marketer of nutraceuticals and a government contractor working on telecommunications infrastructure; and executive vice president and general counsel with Jupiter National, Inc. (AMEX: JPI), a venture capital investing business development company. Mr. Miller previously worked as a principal with the MCG Capital Corporation, a mezzanine financing business-development company, and as a managing director at Advisory Associates, Inc., a McLean, Virginia–based merchant banking firm.
For his service as interim Chief Executive Officer, Mr. Miller will receive monthly cash compensation of $125,000 until the earlier of the appointment of a permanent Chief Executive Officer and June 24, 2024. Mr. Miller has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Miller and any other persons pursuant to which he was selected as an interim Chief Executive Officer of the Company. Neither Mr. Miller nor any of his immediate family members are party to any related party transaction or arrangement for which disclosure would be required under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On June 26, 2023, the Company issued a press release announcing the Company’s Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing, under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Company Press Release issued on June 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: June 27, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer